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CALCULATION OF REGISTRATION FEE

        The registration fee for the shares of common stock represented by this prospectus supplement were previously paid under the registrant's prior Form S-3ASR (Reg. No. 333-130681). Pursuant to Rule 415(a)(6), the fees paid previously for the shares not sold thereunder, and which are the subject of this prospectus supplement, are being carried forward here. Accordingly, no additional fees are owed in respect of this filing.

Filed Pursuant to Rule 424(b)(5)
File No. 333-154922

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED OCTOBER 31, 2008

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
54,810,204 Shares of Common Stock

        Our dividend reinvestment and stock purchase plan has two components: a dividend reinvestment component and a direct stock purchase component. The dividend reinvestment component provides our stockholders with an easy and economical way to designate all or any portion of the cash dividends on their shares of our common stock for reinvestment in additional shares of our common stock. The direct stock purchase component permits our stockholders and new investors to purchase shares of our common stock in an economical and convenient manner. Through participation in the plan, you will have the opportunity to:

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  Enroll in the plan even if you are not a current CapitalSource stockholder;

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  Reinvest all or any portion of your cash dividends in additional shares of our common stock;

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  Purchase additional shares through optional cash investments of as little as $100 per month or as much as $20,000 per month;

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  Subject to our approval, purchase additional shares through optional cash investments in excess of $20,000 per month;

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  Authorize automatic monthly investments in our common stock from a checking or savings account;

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  Transfer your shares easily; and

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  Own and transfer your shares without holding or delivering physical certificates.

        On April 10, 2008, CapitalSource notified participants in the plan that it has temporarily suspended the $20,000 and under optional cash investment component of the plan until further notice. Funds transmitted to the plan administrator, American Stock Transfer & Trust Company, to invest in this component of the plan will be returned to participants, and CapitalSource will not accept further optional cash investments of $20,000 or under during the temporary suspension period. CapitalSource will notify participants and file a further prospectus supplement upon reactivation of this component of the plan.

        Please read this prospectus supplement and the accompanying prospectus carefully and keep it and any future investment statements for your reference. If you have any questions about the plan, please call the plan administrator, American Stock Transfer & Trust Company, or "AST," toll free at (866) 673-8057. Customer service representatives are available Monday through Thursday, between the hours of 8:00 A.M. and 7:00 P.M. Eastern time, and Friday, between the hours of 8:00 A.M. and 5:00 P.M. Eastern time. Our shares of common stock are listed on the New York Stock Exchange, or NYSE, under the symbol "CSE." On October 29, 2008, the closing price of our common stock on the NYSE was $7.56 per share.

        Investing in our common stock involves risks. You should read carefully the risks discussed in this prospectus supplement, as well as the risk factors described in our Securities and Exchange Commission filings, before investing in our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 31, 2008.

Prospectus Supplement
About This Prospectus Supplement	i
About CapitalSource Inc.	S-1
Use of Proceeds	S-1
Information About The Plan	S-1
Plan of Distribution	S-19
Legal Matters	S-19
Experts	S-19
Incorporation Of Certain Documents By Reference	S-20
Appendix	S-21
Prospectus
About This Prospectus	1
Available Information	1
Incorporation of Certain Documents By Reference	3
Risk Factors	4
Forward-Looking Statements	4
About CapitalSource Inc.	4
Use of Proceeds	4
Description of Debt Securities	5
Description of Capital Stock	7
Description of Depositary Shares	11
Description of Warrants	12
Description of Purchase Contracts	13
Description of Units	14
Book-Entry Securities	14
Legal Matters	14
Experts	15

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. If the SEC's rules and regulations require that a contract or document be filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement for a complete description. You should rely only on the information in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any incorporated document is accurate as of any date other than the date of the document.

        References to "we," "us" or "our" refer to CapitalSource Inc. and its directly or indirectly owned subsidiaries, unless the context otherwise requires.

i

 ABOUT CAPITALSOURCE INC.

        Our principal executive office is located at 4445 Willard Avenue, 12th floor, Chevy Chase, Maryland 20815, and our telephone number is (301) 841-2700. We maintain a website at www.capitalsource.com on which we post all reports we file with the SEC under Section 13(a) of the Securities Exchange Act of 1934, as amended. We also post on this site our key corporate governance documents, including our board committee charters, our ethics policy and our principles of corporate governance. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

USE OF PROCEEDS

        We will receive proceeds from the sale of common stock that the plan administrator purchases directly from us. We will not receive proceeds from the sale of common stock that the plan administrator purchases in the open market or in privately negotiated transactions. We intend to use the net proceeds from our sale of common stock that the plan administrator purchases directly from us to fund our business operations, for repayment of debt and for general corporate purposes. We cannot estimate either the number of shares of common stock or the prices of the shares that we will sell in connection with the plan.

INFORMATION ABOUT THE PLAN

PURPOSE

1.     What is the purpose of the plan?

        The primary purpose of the plan is to provide an economical and convenient way for current investors to increase their holdings and for new investors to make an initial investment in our common stock. We also may use the plan to raise additional capital through the sale each month of a portion of the shares available for issuance under the plan to purchasers of shares (including brokers or dealers) who may be deemed to be underwriters in connection with any resales of such shares. These sales will be made by waiving the maximum monthly purchase limit of $20,000 for any optional cash payments.

        The plan is primarily intended for the benefit of long-term investors, and not for the benefit of individuals or institutions which engage in short-term trading activities that could cause aberrations in the overall trading volume of our common stock. From time to time, financial intermediaries may engage in positioning transactions in order to benefit from the discount from the market price for common stock acquired through the plan. These transactions may cause fluctuations in the trading volume of our common stock. We reserve the right to modify, suspend or terminate participation in this plan by otherwise eligible stockholders in order to eliminate practices which are not consistent with the purposes of the plan.

PARTICIPATION

2.     Who is eligible to participate?

        The plan is open to all U.S. residents and eligible foreign investors, whether or not they currently own shares of our common stock.

3.     Are there limitations on participation in the plan?

         Foreign Law Restrictions.    You may not participate in the plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or reside. If you are a citizen or resident of a country other than the United States, you should confirm that by participating in the plan you will not violate local laws governing, among other things, taxes, currency and exchange controls, stock registration and foreign investments. We reserve the right to terminate the participation of any stockholder if we deem it advisable under any foreign laws or regulations. Foreign investors will be subject to certain tax withholding regarding cash dividends that are reinvested.

         REIT Qualification Restrictions.    In order for us to maintain our qualification as a REIT for the remainder of 2008, not more than 50% in value of any class or series of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the relevant provisions of the Internal Revenue Code to include certain entities). We refer to this as the "five or fewer" limit. Our certificate of incorporation enhances our ability to comply with these restrictions by imposing a generally applicable 9.4% ownership limit for beneficial holders. Any attempted transfer or acquisition of capital stock that would create a direct or indirect ownership of capital stock in violation of our certificate of incorporation or otherwise result in our disqualification as a REIT will be null and void. In addition, our certificate of incorporation also provides that capital stock subject to this limitation is subject to various rights that we have to enforce this limitation, including conversion of the shares into nonvoting stock and transfer to a trust. Any grant of a Waiver Request of the maximum monthly optional cash purchase will not be deemed to be a waiver of these ownership limits.

         Exclusion from Plan for Short-Term Trading or Other Practices.    You should not use the plan to engage in short-term trading activities that could change the normal trading volume of the common stock. If you do engage in short-term trading activities, we may prevent you from participating in the plan. In addition, accounts for investors under common control, management or representation will be aggregated for purposes of the limitations on optional cash investments, and waivers will be required to be obtained if the investments by a group of such investors would exceed $20,000 in any given month. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible holders of common stock, in order to eliminate practices which we determine, in our sole discretion, are not consistent with the purposes or operation of the plan or which may adversely affect the price of the common stock.

         Restrictions at Our Discretion.    In addition to the restrictions described above, we reserve the right to prevent you from participating in the plan for any other reason. We have the sole discretion to exclude you from or terminate your participation in the plan.

4.     How do I enroll in the plan?

         Record Owners.    Record owners may join the plan by completing and signing an enrollment form and returning it to the plan administrator, or by following the enrollment procedures specified on the plan administrator's website at www.amstock.com. Enrollment forms may be obtained from the plan administrator at any time by written request, by telephoning the plan administrator at the address and telephone number provided in Question 10, or via the Internet at the plan administrator's website.

         Beneficial Owners.    If you are the beneficial owner of common stock registered in "street name" (for example, in the name of a bank, broker or trustee), you may participate in the plan by either: (1) transferring those securities into your own name and depositing those shares of common stock into the plan for safekeeping and/or electing to reinvest cash dividend payments on those shares in common stock; or (2) making arrangements with your record or registered holder (for example, your bank, broker or trustee, who will become the participant) to participate in the plan on your behalf.

         Non-Stockholders.    If you do not currently own any shares of our common stock and you wish to become a stockholder and a participant in the plan, you may join the plan by using one of the following methods:

         Internet.    Go to www.amstock.com and follow the instructions provided for opening a CapitalSource Inc. stockholder account. You will be asked to complete an online enrollment form and to submit an initial investment. To make your initial investment online, you must authorize a one-time deduction from your U.S. bank account for at least $100 up to a maximum of $5,000. You may thereafter choose to establish an automatic monthly deduction from your U.S. bank account for a minimum of $100. To authorize an investment of between $5,000 and $20,000, you must return your enrollment materials by mail, as described below.

         Mail.    Obtain and complete an enrollment form and return it, along with your initial investment, to the plan administrator at the address provided. To make your initial investment, you may (a) enclose a check for a minimum of $100 up to a maximum of $20,000, made payable to "American Stock Transfer & Trust Company—CSE Dividend Reinvestment and Stock Purchase plan," or (b) authorize an automatic one-time deduction from your U.S. bank account for a minimum of $100 up to a maximum of $20,000.

        All money must be in U.S. funds and drawn on a U.S. bank. Cash, money orders, traveler's checks and third party checks will not be accepted.

        Additional enrollment materials can be obtained by calling the plan administrator at (866) 673-8057.

5.     Are there fees associated with participation in the plan?

        Yes. Although we will pay most of the costs and expenses associated with the plan, you will be responsible for the following fees resulting from your enrollment and participation in the plan:

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  You will be required to pay a fee of $7.50 each time you deposit a physical stock certificate with the plan administrator in connection with its "safekeeping" service.

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  You will be required to pay a $25.00 service charge for any check that is returned or electronic payment that fails due to insufficient funds in your bank account.

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  You will be required to pay a $15.00 service fee per transaction, a $0.10 per share sales commission and other applicable fees, each time you request the plan administrator to sell shares you hold under the plan.

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  If we elect to use open market or privately negotiated transactions to provide the shares for reinvestment or optional cash investments, you will be responsible for your proportional share of any transaction fees, such as brokerage commissions, paid by the administrator in acquiring such shares.

6.     What are my investment options under the plan?

        Once enrolled in the plan, you may purchase common stock through the following investment options:

         Dividend Reinvestment Program.    Plan participants may elect to have all, a portion or none of their cash dividends automatically reinvested in our common stock through the dividend reinvestment program. Cash dividends are paid on our common stock when and as declared by our Board of Directors.

         Direct Stock Purchase Program.    Each month, current stockholders and interested investors may elect to make optional cash investments in common stock, subject to a minimum monthly purchase of $100 and a maximum monthly purchase of $20,000. You may elect to make optional cash payments through automatic deductions from your banking or checking accounts. We may, at our discretion, waive the maximum $20,000 limit upon your written request. See Question 15 to learn how to request a waiver. You may make optional cash payments each month even if you are not reinvesting your dividends and even if a dividend has not been declared.

ADVANTAGES AND DISADVANTAGES

7.     What are the primary advantages and disadvantages of participating in the plan?

        The primary advantages of participating in the plan are as follows:

  •
  You may automatically reinvest cash dividends on all or a portion of your holdings of common stock in additional shares of common stock.

  •
  You may also invest in shares of common stock by making cash purchases, subject to a minimum and maximum amount. You may make cash purchases by check or via the Internet, up to a maximum amount of $5,000 from a pre-designated bank account. If you submit your enrollment materials to the plan administrator by mail, you may make optional cash investments of up to $20,000 per month through automatic deductions from your banking or checking accounts. You may make cash purchases occasionally or at regular intervals. You may make cash purchases even if you do not elect to participate in the plan's dividend reinvestment option. You may make cash purchases whether you currently own common stock or are a new investor.

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  Shares of common stock purchased directly from us under the plan will be issued without a sales commission.

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  Your funds may be invested fully under the plan because your account will be credited with the purchase of whole shares, as well as fractional shares computed to three decimal places. Future cash dividends will be paid not only on whole shares but also on fractional shares held in your account. Future cash dividends paid on all such shares, including fractional shares, will be used to purchase additional shares of common stock, unless you specify otherwise.

  •
  You may direct the plan administrator to transfer, at any time at no cost to you, all or a portion of your shares in the plan to a plan account for another person as long as you meet all of the transfer requirements as set forth in Question 26.

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  The plan offers a "share safekeeping" service that allows you to deposit your company stock certificates with the plan administrator and to have your ownership of common stock purchased under the plan maintained on the plan administrator's records in uncertificated form as part of your plan account, if you so desire. You will be responsible for a fee of $7.50 each time you deposit a certificate for safekeeping.

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  You will receive statements from the plan administrator containing year-to-date information on all plan transactions in your account within a reasonable time after a transaction occurs, as well as on a quarterly basis, that are designed to simplify your recordkeeping.

        The primary disadvantages of participating in the plan are as follows:

  •
  Your investment in shares of our common stock held in the plan is not different from any investment in shares that you purchase directly. We cannot assure you of a profit or protect against a loss on shares purchased. You bear the risk of loss and enjoy the benefits of any gain from market price changes with respect to shares purchased under the plan.

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  You will have limited control over the specific timing of purchases and sales of common stock under the plan. Because the plan administrator must receive funds for a cash purchase prior to the actual purchase date of the common stock, the funds you allocate for investment may be exposed to changes in market conditions before the purchase date.

  •
  No interest will be paid by us or the plan administrator on dividends or optional cash payments held pending reinvestment or investment. In addition, optional cash payments of less than $100 and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $20,000 (unless this maximum limit has been waived), are subject to return to you without interest.

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  You will not know the source of the shares being purchased, the purchase price or the actual number of shares of common stock that you have purchased until after the applicable purchase date.

  •
  Your participation in the dividend reinvestment program will result in you being treated, for federal income tax purposes, as having received a distribution equal to the fair market value (and not the market price, whether or not discounted) of the common stock on the date acquired. In addition, you will be treated as having received a distribution equal to your pro rata share of any brokerage commissions paid by us in connection with the purchase of common stock by the plan administrator from parties other than us. These distributions will be taxable as dividends to the extent of our earnings and profits, and may give rise to a liability for the payment of income tax without providing you with cash to pay the tax when it becomes due.

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  If you elect to make optional cash payments, you will be treated, for federal income tax purposes, as having received a distribution equal to the excess, if any, of the fair market value of the common stock on the applicable purchase date over the amount of your optional cash payment. In addition, you will be treated as having received a distribution equal to your pro rata share of any brokerage commissions paid by us in connection with the purchase of common stock by the plan administrator from parties other than us. These distributions will be taxable as dividends to the extent of our earnings and profits, and may give rise to a liability for the payment of income tax without providing you with cash to pay the tax when it becomes due.

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  You will be responsible for paying the fees and expenses outlined in the response to Question 5 in connection with your participation in the plan.

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  Sales of common stock credited to your plan account may take up to 10 business days to process.

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  You cannot pledge common stock deposited in your plan account until the shares are withdrawn from the plan.

ADMINISTRATION AND PLAN ADMINISTRATOR

8.     Who administers the plan?

        We have appointed American Stock Transfer & Trust Company, our transfer agent, as the plan administrator.

9.     What are the responsibilities of the plan administrator?

        The plan administrator's responsibilities include:

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  administration of the plan;

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  acting as your agent;

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  keeping records of all plan accounts;

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  sending statements of activity to each participant;

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  purchasing and selling, on your behalf, all common stock under the plan; and

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  the performance of other duties relating to the plan.

         Holding Shares.    The plan administrator will hold any shares you choose to enroll in the dividend reinvestment program and will register them in the plan administrator's name (or that of its nominee) as your agent.

         Receipt of Dividends.    If you participate in the dividend reinvestment component of the plan, as record holder for the plan shares, the plan administrator will receive cash dividends on all plan shares held on the dividend record date, will credit these cash dividends to your plan account on the basis of whole or fractional plan shares held in such account, and will automatically reinvest such cash dividends in additional common stock in accordance with your enrollment election. Any remaining portion of cash dividends not designated for reinvestment will be sent to you.

         Other Responsibilities.    The plan administrator also acts as dividend disbursing agent, transfer agent and registrar for our common stock. If the plan administrator resigns or otherwise ceases to act as plan administrator, we will appoint a new plan administrator to administer the plan.

10.   How do I contact the plan administrator?

        You should send all correspondence with the administrator to:

  American Stock Transfer & Trust Company
  6201 15th Avenue
  Brooklyn, NY 11219

  All transaction processing should be directed to:

  American Stock Transfer & Trust Company
  P.O. Box 922
  Wall Street Station
  New York, NY 10269-0560

        Please mention CapitalSource Inc. and this plan in all correspondence. In addition, you may call the plan administrator at (866) 673-8057 or contact the plan administrator via the Internet at www.amstock.com.

11.   What transactions can I conduct through the plan administrator's online services?

        Our plan administrator offers you a convenient way to invest in our common stock completely online, without having to send in any forms or checks by mail. Through their online services, you may:

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  Enroll in the plan;

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  Authorize a one-time withdrawal of funds from your U.S. bank account to make your initial investment or to purchase additional shares of our common stock;

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  Establish automatic monthly investments through debits made from your U.S. bank account;

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  Close your plan account;

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  Review your transaction history and position summary;

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  Request direct registration of your CapitalSource common stock in your name, in book-entry form;

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  Arrange for online sales of some or all of your shares;

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  Download enrollment and other forms;

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  Update personal information;

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  Receive transaction confirmations via email; and

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  Arrange to receive CapitalSource Inc. annual reports and other materials over the Internet.

        You can access these services through the plan administrator's website, www.amstock.com. Participation in the plan through the Internet is entirely voluntary. If you are currently a CapitalSource stockholder, you will need your account number, social security number and password to access your account online.

INVESTMENT OPTIONS FOR PLAN PARTICIPANTS

12.   What are the dividend reinvestment options?

        You may select from the following dividend reinvestment options:

  •
  Full Dividend Reinvestment:  You may elect to reinvest all of your cash dividends by designating your election on your enrollment form. Cash dividends paid on all shares registered in your name and/or credited to your account will be reinvested under the plan in additional shares of common stock. Automatic reinvestment of your cash dividends does not relieve you of liability for income taxes that may be owed on your cash dividends.

  •
  Partial Dividend Reinvestment:  You may elect to receive part of your dividends in cash by designating your election on your enrollment form. If you elect partial dividend reinvestment, you must specify the number of whole shares for which you want to receive cash dividends. Dividends paid on all other shares registered in your name and/or credited to your account will be reinvested under the plan in additional shares of common stock.

  •
  No Dividend Reinvestment:  You may elect to receive all of your dividends in cash by designating your election on your enrollment form. Dividends paid in cash will be sent to you in the manner in which such dividends are sent to our other stockholders.

        Reinvestment of your cash dividends does not relieve you of liability for income taxes that may be owed on your dividends. Cash dividends paid on shares credited to your account will be included in information provided both to you and the Internal Revenue Service, or IRS. You will be treated for federal income tax purposes as having received a cash dividend on the related date of purchase of shares of common stock under the plan, which may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due. See Question 30 for more information about the tax consequences of participating in the plan.

        If your enrollment materials and initial investment, if applicable, are received on or prior to a particular record date, the plan administrator will begin to reinvest your cash dividends on that dividend payment date. If your enrollment materials and initial investment, if applicable, are received after a particular dividend record date, you will not have your cash dividends reinvested until the following dividend. See the Appendix for more information about plan deadlines.

13.   How do I make an additional optional cash investment?

        After enrolling in the plan (as described in Question 4), you may make additional optional cash investments of $100 or more per month, up to a maximum of $20,000 per month (except pursuant to a Waiver Request (as defined in Question 15) for approval to make an optional cash investment in excess of $20,000, as described below). We may adjust all minimum and maximum plan investment amounts at our discretion from time to time after notification to all participants. You may fund these optional cash investments by any of the following three options:

  •
  Mailing a Check.  You may make optional cash investments in our common stock by sending to the plan administrator a check for the purchase of additional shares. The check must be made payable to "American Stock Transfer & Trust Company—CSE Dividend Reinvestment and Stock Purchase Plan," drawn on a U.S. bank and payable in U.S. dollars. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, the plan administrator is unable to accept checks clearing through non-U.S. banks. All checks should be sent to the plan administrator at the address provided in Question 10. The plan administrator will not accept cash, money orders, traveler's checks or third party checks.

  •
  Automatic Investment from a Bank Account.  You may elect to have funds automatically withdrawn every month from your checking or savings account by electronic funds transfer at a qualified U.S. financial institution. You may elect the automatic cash withdrawal option online at www.amstock.com, subject to a limit of $5,000 per month, or by completing and returning an automatic deduction enrollment form, along with a voided blank check or a checking or savings account deposit slip. You will not be subject to the $5,000 monthly limit if you submit your materials by mail. Please allow 4 to 6 weeks for the first investment to be initiated. Once automatic deductions begin, funds will be withdrawn from your bank account on the twentieth (20th) day of each month, or the prior business day if the 20th is not a business day. Once initiated, automatic monthly deductions will continue at the level you set until you change your instruction by notifying the plan administrator. You may change the amount of money or terminate the automatic monthly withdrawal of funds by going to www.amstock.com, or by completing and submitting a new automatic deduction enrollment form.

  •
  Online Investments.  You may make optional cash investments online through the plan administrator's website, www.amstock.com, subject to a limit of $5,000 per month. In order to purchase shares online, you must authorize the withdrawal of funds from your U.S. bank account.

14.   What is the deadline to submit funds for an optional cash investment of $20,000 or less?

        As discussed in response to Question 17 below, the purchase date for optional cash investments up to and including $20,000 per month generally will be the last NYSE trading day of each month. To ensure adequate processing time, funds relating to initial and optional cash investments up to and including $20,000 for a particular month must be received by the plan administrator on or before the twentieth (20th) day of that month, or the prior business day if the 20th is not a business day. If you are investing online, please refer to your confirmation page for the estimated debit date for your one-time deduction. No interest will be paid on payments received and held pending investment by the plan administrator.

        Initial and optional cash investments received after the applicable deadline for a particular month will be applied to purchase shares on the purchase date in the following month. Once you have placed your order, you may only request a cash refund or otherwise change your order if your request is received by the plan administrator on or before the twentieth (20th) day of the month. See the Appendix for more information about plan deadlines.

15.   How do I make optional cash investments in excess of $20,000 per month?

        You can make investments in excess of $20,000 per month only by requesting a waiver of the maximum monthly limit of $20,000 through our request form, referred to as a Waiver Request. We expect to approve requests from financial intermediaries, including brokers and dealers, and other participants from time to time, but are not obligated to do so.

        You may ascertain whether we are accepting requests to make an optional cash investment in excess of $20,000 in any given month, and certain other important information, by telephoning our Investor Relations department on the first business day of each month at 800-370-9431 or such other number as we may establish from time to time. When you call us, you will be informed of one of the following:

  •
  that we will not be accepting Waiver Requests that month;

  •
  that we will be accepting Waiver Requests that month, in which case we will provide relevant information such as the date on which a Pricing Period (as defined below) will begin; the number of days in the Pricing Period; whether we intend to set a Minimum Price Threshold; the waiver discount, if any; and whether the Pricing Period extension feature will be activated; or

  •
  that we have not yet determined whether we will be accepting Waiver Requests, in which case we will inform you of a date later in the month when they can call to inquire as to whether we will be accepting Waiver Requests.

        We have the sole discretion to approve or reject any Waiver Request from any person during any month for any reason. We may grant such requests based on order of receipt, price offered, or any other method or reason that we determine to be appropriate. We also may adjust the amount that you may invest on a pro rata basis. In deciding whether to approve your request, we may consider any factor or reason including, without limitation, the following factors:

  •
  whether, at the time of such request, the plan administrator is acquiring shares of our common stock for the plan directly from us or through open market transactions;

  •
  our need for additional funds;

  •
  our desire to obtain such additional funds through the sale of our common stock as compared to other sources of funds;

  •
  the purchase price we are likely to receive from any sale of our common stock;

  •
  the extent and nature of your prior participation in the plan;

  •
  the number of shares of common stock you hold of record; and

  •
  the aggregate dollar amount of optional cash investments in excess of $20,000 for which requests have been submitted.

        We will decide whether to approve a submitted request on or before the second business day before the first day of the relevant Pricing Period. If you do not receive a response from us in connection with your request, you should assume that we have denied your request.

         Deadlines.    We must receive a Waiver Request no later than 5:00 P.M., Eastern time, on the third business day before the first day of the relevant Pricing Period. We will approve or deny each Waiver Request, in writing, on or before the second business day prior to the first day of the relevant Pricing Period. Available funds for such investments exceeding $20,000 per month must be received by the plan administrator by wire transfer no later than 3:00 P.M., Eastern time, on the business day before the first day of the relevant Pricing Period. To obtain a request form or additional information, a participant may call the number above or visit AST's website, at www.amstock.com. Completed Waiver Requests should be faxed directly to us "Attn: Investor Relations" at (301) 841-2352 or such other number as we may establish from time to time. See the Appendix for more information about plan deadlines.

         Purchase Price of Shares Purchased Pursuant to a Waiver Request.    Shares purchased pursuant to an approved Waiver Request will be purchased directly from us on each purchase date as described herein. The purchase price may be reduced by any discount that we have established for a particular Pricing Period. If we grant your Waiver Request, there will be a Pricing Period, which will generally consist of one to 10 separate days during which our common stock is traded on the NYSE. Each of these separate days will be a purchase date, and an equal proportion of your approved investment amount will be used to purchase shares on each such purchase date, subject to the qualifications listed below. The purchase price for shares purchased on a particular purchase date will be equal to 100% (less any discount established for the particular month) of the unsolicited volume weighted average price, rounded to three decimal places, of our common stock, as traded on the NYSE only, during regular NYSE hours on that date. We will obtain this pricing information from Bloomberg, LP. You will be treated as the beneficial owner of all shares purchased on each purchase date in the Pricing Period as of the close of business on such purchase date, although plan shares will not be available to plan participants until the conclusion of each month's Pricing Period.

         Threshold Price.    We may establish for a Pricing Period a minimum price, or the Threshold Price, applicable to optional cash purchases made pursuant to a Waiver Request. We will make this determination in our discretion after a review of current market conditions, the level of participation in the plan, and current and projected capital needs.

        If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that the unsolicited volume weighted average price, rounded to three decimal places, of our common stock, as traded on the NYSE only during regular NYSE hours, must equal or exceed for each trading day of such Pricing Period (not adjusted for discounts, if any) to be considered a purchase date. Except as provided below, we will exclude from the Pricing Period any trading day for which such unsolicited volume weighted average price is less than the applicable Threshold Price. For example, if the Threshold Price is not met for two of the trading days in a 10-day Pricing Period, then we will return 20% of the funds you submitted in connection with your Waiver Request unless we have activated the extension feature for the Pricing Period which is described below. We also will exclude from the Pricing Period any day in which no trades of common stock are made on the NYSE.

         Pricing Period Extension Feature.    We may elect to activate for any particular Pricing Period a Pricing Period Extension Feature, which will allow for the initial Pricing Period to be extended by the number of days that the Threshold Price is not satisfied, or on which there are no trades of our common stock on the NYSE, subject to a maximum of five additional trading days. If we elect to activate the Pricing Period Extension Feature and the Threshold Price is satisfied for any additional day that has been added to the initial Pricing Period, that day will be included as a purchase date for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of our common stock were not so reported. For example, if the determined Pricing Period is 10 days, and the Threshold Price is not satisfied for three out of those 10 days in the initial Pricing Period, and we had previously activated the Pricing Period Extension Feature, then the Pricing Period automatically would be extended, and if the Threshold Price is satisfied on the next three trading days (or a subset thereof), then those three days (or a subset thereof) will become purchase dates in lieu of the three days on which the Threshold Price was not met. As a result, in this example, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the amounts received for purchases made pursuant to an accepted Waiver Request would have been invested.

         Return of Unsubscribed Funds.    If for any trading day of a Pricing Period or extended Pricing Period, if applicable, the Threshold Price is not met or our common stock is not traded on the NYSE, we will return the uninvested amount of your proposed investment. We refer to the amounts returned as unsubscribed funds. Any unsubscribed funds will be returned within five business days after the last day of the Pricing Period, or if applicable, the extended Pricing Period, without interest. The amount returned will be based on the number of days during which the Threshold Price was not met or no trades were reported on the NYSE compared to the aggregate number of days in the Pricing Period or extended Pricing Period, as applicable. For example, the returned amount in a 10-day Pricing Period will equal one-tenth (1/10) of the total amount of your proposed optional cash purchase (not just the amount exceeding $20,000) for each trading day that the Threshold Price is not met or our common stock is not traded on the NYSE.

        The establishment of the Threshold Price and the possible return of a portion of the investment applies only to optional cash purchases in excess of $20,000. Setting a Threshold Price for a particular Pricing Period will not affect the setting of a Threshold Price for any other Pricing Period. We may waive our right to set a Threshold Price for any particular Pricing Period. Neither we nor the plan administrator is required to give you notice of the Threshold Price for any Pricing Period.

         Waiver Discount.    Each month, no later than the first business day of the month, we may establish a discount from the price otherwise applicable to optional cash purchases made pursuant to a Waiver Request. This discount may be between 0% and 5% of the purchase price otherwise applicable and may vary each month.

        Any discount will be established at our sole discretion after a review of current market conditions, the level of participation in the plan, the attractiveness of obtaining financing through the sale of common stock as compared to other sources of funds and current and projected capital needs. Setting a discount for a particular month shall not affect the setting of a discount for any subsequent month.

PRICING AND LOGISTICAL INFORMATION

16.   What is the source of our common stock purchased through the plan?

        Shares will be purchased by the plan administrator:

  •
  directly from us—either in the form of newly issued shares or treasury shares;

  •
  from parties other than us, through open market or privately negotiated transactions; or

  •
  using a combination of direct purchases and open market or privately negotiated transactions; in each case, at our sole discretion.

        We presently expect that most shares will be purchased directly from us in the form of either newly issued shares or treasury shares. We may, however, without prior notice to participants, change our determination as to whether shares of common stock will be purchased by the plan administrator directly from us or in the open market or in privately negotiated transactions. In connection with any reinvestment of dividends or optional cash investment in which the plan administrator purchases shares of our common stock on the open market, you will pay your pro rata share of all brokerage commissions.

        Share purchases in the open market may be made on any stock exchange where our common stock is traded or in privately negotiated transactions on such terms as the plan administrator may reasonably determine. Neither CapitalSource nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by the plan administrator, and no person, other than the plan administrator, may select the broker or dealer through or from whom purchases are to be made.

17.   When will shares be purchased under the plan?

        The purchase date is the date or dates on which the plan administrator purchases shares of our common stock for the plan, as described below:

         Dividend Reinvestments.    If the plan administrator acquires shares directly from us, it will combine the dividend funds of all plan participants whose dividends are automatically reinvested and will generally invest such cash dividends on the dividend payment date. If the dividend payment date falls on a day that is not a NYSE trading day, then the investment will occur on the next NYSE trading day. In addition, if the cash dividend is payable on a day when optional cash payments are to be invested, dividend funds may be commingled with any such pending cash investments and a combined order may be executed. If the plan administrator acquires shares from parties other than us, such purchases will occur during a period beginning on the dividend payment date or, if the dividend payment date falls on a day that is not a NYSE trading day, the next NYSE trading day, and ending no later than thirty-five (35) days following that date, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations. The record date associated with a particular dividend is referred to in this plan as a "dividend record date."

         Initial and Optional Cash Investments up to and including $20,000.    If the plan administrator acquires shares directly from us, then the purchase date for cash investments up to and including $20,000 will be on the last NYSE trading day of each month. If the plan administrator acquires shares from parties other than us, it will attempt to buy our common stock in the open market through a registered broker-dealer or privately negotiated transaction. Such purchases will begin on the last NYSE trading day of each month and will be completed no later than thirty-five (35) days following such date, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations.

         Initial and Optional Cash Investments in Excess of $20,000.    The purchase dates for optional cash purchases in excess of $20,000 per month are discussed in response to Question 15.

18.   At what price will shares be purchased?

        The price of shares for dividend reinvestment and optional cash purchases of $20,000 or less will be determined as follows:

  •
  If the shares are purchased from us, the purchase price will be the average of the daily high and low sales prices reported by Bloomberg for a share of our common stock as traded only on the NYSE, during regular NYSE hours, over a period of five consecutive NYSE trading days ending on the NYSE trading day immediately prior to the purchase date. We may elect to offer a discount ranging from 0-5% from such purchase price, which discount may vary each month. This discount may, but need not, be the same as the discount we offer for optional cash investments in excess of $20,000 pursuant to Waiver Requests. Any discount will be established at our sole discretion after a review of current market conditions, the level of participation in the plan, the attractiveness of obtaining funds through the sale of common stock as opposed to other sources of funds and current and projected capital needs. Our decision to set a discount in this context in a particular month shall not affect the setting of a discount for any subsequent month. We are currently offering a 2% discount. Plan participants will be notified of any changes to this discount.

  •
  In order to maintain our qualification as a real estate investment trust, we will not sell our shares through dividend reinvestment or optional cash purchases at a price that is less than 95% of the fair market value of a share of our common stock on the applicable purchase date. As a result, for each month in which shares are purchased from us, we will compare the purchase price calculated as described in the preceding bullet, net of any applicable discount, to a price equal to 95% of the average of the daily high and low sales prices of our shares, as traded only on the NYSE during regular NYSE trading hours, on the applicable purchase date. If the purchase price calculated as described in the preceding bullet, net of any discount, is less than the price calculated under this 95% test, we will use the price calculated under this 95% test as the purchase price for such dividend reinvestments or optional cash investments.

  •
  If the shares are purchased in the open market or privately negotiated transactions, the purchase price will be the average price per share of shares purchased. You will be subject to minimal investment fees in connection with open market purchases.

        The purchase price for shares purchased pursuant to a Waiver Request is discussed in response to Question 15.

19.   Will fractional shares be purchased?

        If funds for any dividend reinvestment or optional cash purchase are not sufficient to purchase a whole share of our common stock, a fractional share equivalent (calculated to three decimal places) will be credited to your account. Dividends will be paid on the fraction and will be reinvested or paid in cash in accordance with your standing instructions.

20.   How are payments with "insufficient funds" handled?

        In the event that any check or other deposit is returned unpaid for any reason or your pre-designated bank account does not have sufficient funds for an automatic debit, the plan administrator will consider the request for investment of that purchase null and void. The plan administrator will immediately remove from your account any shares already purchased in anticipation of receiving those funds and will sell such shares. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, plan administrator may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $25.00 charge for any check or other deposit that is returned unpaid by your bank. This fee will be collected by plan administrator through the sale of the number of shares from your plan account necessary to satisfy the fee.

21.   Will interest be paid on plan accounts?

        No. Interest will not be paid on plan accounts or on any amounts held pending investment.

DIVIDENDS ON FRACTIONS OF SHARES

22.   Will I be credited with dividends on fractions of shares?

        Yes. Any fractional share held in your plan account that has been designated for participation in the dividend reinvestment program of the plan will receive a proportionate amount of any dividend declared on our common stock.

CERTIFICATES FOR SHARES

23.   Will I receive certificates for shares purchased?

        Normally, common stock purchased for you under the plan will be held in the name of the plan administrator or its nominee. The plan administrator will credit the shares to your plan account in "book-entry" form. This service protects against loss, theft or destruction of certificates evidencing common stock.

         Safekeeping of Certificates.    You may also elect to deposit with the plan administrator certificates for other shares of common stock that you own and that are registered in your name for safekeeping under the plan for a fee of $7.50. The plan administrator will credit the common stock represented by the certificates to your account in "book-entry" form and will combine the shares with any whole and fractional shares then held in your plan account. In addition to protecting against the loss, theft or destruction of your certificates, this service is convenient if and when you sell common stock you hold through the plan. Because you bear the risk of loss in sending certificates to the plan administrator, you should send certificates by registered mail, return receipt requested, and properly insured to the address specified in Question 10 above.

         Book-entry Ownership.    If you submit a written request to the plan administrator or your participation in the plan is terminated, the plan administrator will register the whole shares you hold in your name in a new "book-entry" position instead of delivering you a physical stock certificate. Any such request should be mailed to the plan administrator at the address set forth in the answer to Question 10 or made via the Internet at www.amstock.com. There is no fee for this service. Any remaining fractions of shares will remain credited to your plan account. You may request a physical stock certificate be issued to you, instead of a book-entry position, by written request to the plan administrator. No physical stock certificates for fractional shares or book-entry positions outside a plan account will be issued under any circumstances.

24.   In whose name will my shares be registered when issued?

        Your plan account will be maintained in the name in which your certificates were registered at the time of your enrollment in the plan. Book-entry positions for those shares purchased under the plan will be similarly registered when issued upon your request. If your shares are held through a broker, bank or other nominee, such request must be placed through your broker, bank or other nominee.

SALE AND TRANSFER OF SHARES

25.   How do I sell shares held in my plan account?

        You may contact the plan administrator to sell all or any part of the shares held in your plan account. After receipt of your request, the plan administrator will sell the shares through a designated broker or dealer. The plan administrator will mail to you a check for the proceeds of the sale, less applicable brokerage commissions, service charges and any taxes. The plan administrator will sell shares at least weekly and as often as daily, at then current market prices through one or more brokerage firms. If you sell or transfer only a portion of the shares in your plan account, you will remain a participant in the plan and may continue to make optional cash investments and reinvest dividends. The plan administrator will continue to reinvest the dividends on the shares credited to your account in accordance with your enrollment election unless you notify the plan administrator that you wish to withdraw from the plan.

        The plan requires you to pay all costs associated with the sale of your shares under the plan. You will receive the proceeds of the sale, less a $15 service fee per transaction and a $0.10 per share sales commission paid to the plan administrator and any other applicable fees.

        If the plan administrator sells all shares held in your plan account, the plan administrator will automatically terminate your account. In this case, you will have to complete and file a new enrollment form to rejoin the plan.

26.   Can I transfer shares that I hold in the plan to someone else?

        Yes. You may transfer ownership of some or all of your shares held through the plan. You may call the plan administrator for complete transfer instructions or go to www.amstock.com to download the appropriate materials. You will be asked to send the plan administrator written transfer instructions and your signature must be "Medallion Guaranteed" by a financial institution. Most banks and brokers participate in the Medallion Guarantee Program. The Medallion Guarantee Program ensures that the individual signing is in fact the owner of the shares to be transferred. A notary is not sufficient. You may transfer shares to new or existing CapitalSource stockholders. You may not transfer fractional shares.

WITHDRAWAL, CHANGE AND TERMINATION OF PARTICIPATION

27.   How do I withdraw from the plan?

        If you wish to withdraw from the plan with respect to all or a portion of the shares in your plan account, you must notify the plan administrator in writing at its mailing address or via its Internet address specified in the answer to Question 10. Upon your withdrawal from the plan or our termination of the plan, the number of whole shares credited to your account under the plan will be issued to you. In addition, a cash payment based on the closing price of a share of our common stock, as traded only on the NYSE during regular NYSE hours, for the day on which your notice of withdrawal is received by the plan administrator will be made for any fraction of a share.

        Upon withdrawal from the plan, you may also request that the plan administrator sell all or part of the shares credited to your plan account by using the transaction stub on the bottom of your statement and mailing it to the address listed in Question 10. You may also make this request via the plan administrator's Internet site at www.amstock.com.

28.   I've just moved. How can I request a change of address or update other personal data?

        It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please call the plan administrator at (866) 673-8057 or write to them at the address provided in Question 10. You can also update your personal data through the plan administrator's online services at www.amstock.com.

29.   How may I modify or close my plan account?

  •
  Changing Dividend Reinvestment Options.  To change dividend reinvestment options, please call the plan administrator at (866) 673-8057 to request instructions as to the form of written notice required by the plan administrator. To be effective for a specific dividend, the plan administrator must receive any change on or before the record date for such dividend.

  •
  Stopping Dividend Reinvestment.  You may stop reinvestment of cash dividends at any time through the Internet at www.amstock.com, by telephone or by sending instructions to plan administrator. If plan administrator receives your request to stop dividend reinvestment on or before the record date for a dividend, then plan administrator will pay such dividend in cash. If plan administrator receives your request to stop dividend reinvestment after the record date for a dividend, then plan administrator will reinvest such dividend to purchase common stock on your behalf. After processing your request to stop dividend reinvestment, any shares credited to your account under the plan will continue to be held in book entry-form. Dividends on any shares held in book entry form, and on any shares you hold in stock certificate form, will be paid in cash.

  •
  Closing your plan account.  You may close your plan account by writing to the plan administrator, or online through the plan administrator's Internet website at www.amstock.com. To close your plan account, you must request either:

  •
  that the plan administrator issue you a book-entry position for all of your whole shares and a check for the value of any fractional share based on the closing price of a share of our common stock as traded only on the NYSE during regular NYSE hours, for the day on which your notice of withdrawal is received by the plan administrator; or

  •
  that the plan administrator sell the shares held in your plan account on the open market and remit to you a check for the proceeds for all full and fractional shares, less a service fee of $15.00, a $0.10 per share sales commission and any other applicable processing fees.

        To close your plan account prior to reinvestment of a particular dividend, the plan administrator must receive your request to close your plan account at least three business days prior to the payment date for such dividend. See the Appendix for more information about plan deadlines.

OTHER INFORMATION

30.   What are the tax consequences of my participation in the plan?

        You are encouraged to consult your personal tax advisor with specific reference to your own tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of dividends and purchase of shares under the plan, your tax basis and holding period for shares acquired under the plan and the character, amount and tax treatment of any gain or loss realized on the disposition of shares. The following is a brief summary of the material federal income tax considerations applicable to the plan, is for general information only, and does not constitute tax advice.

  •
  If you participate in the dividend reinvestment program under the plan and your dividends are reinvested in shares of our common stock purchased directly from us, you will be treated for federal income tax purposes as having received, on the applicable purchase date, a distribution in an amount equal to the fair market value of the shares on the date the shares were acquired with reinvested dividends, which will be reported on the IRS Form 1099-DIV that you receive as equal to the average of the high and low sales prices of the shares traded only on the NYSE during regular NYSE hours on the related purchase date. The trading value on that specific date may vary from the market price determined under the plan for such shares. If you receive a discount under the plan, the amount of distribution deemed received may exceed the amount of the cash dividend that was reinvested.

  •
  If you participate in the dividend reinvestment program under the plan and your dividends are reinvested in shares of our common stock purchased from parties other than us, either in the open market or in privately negotiated transactions, you will be treated for federal income tax purposes as having received (and will receive a Form 1099-DIV reporting) a distribution from us with respect to the shares of common stock equal to the fair market value of the shares on the date the shares were acquired with reinvested dividends (plus any brokerage fees any other expenses, if any, deducted from the amount of the distribution reinvested). If in the future we offer a discount on shares of common stock purchased from parties other than us, the amount of the distribution you will be treated as having received may exceed the cash distribution reinvested as a result of any such discount.

  •
  If you participate in both the dividend reinvestment and the stock purchase features of the plan and you purchase shares of common stock through the stock purchase plan, you will be treated for federal income tax purposes as having received a distribution from us with respect to the shares equal to the fair market value on the purchase date of shares less the amount paid by you for such shares (plus any applicable brokerage fees and any other expenses paid by you).

  •
  Although the tax treatment with respect to a shareholder who participates only in the stock purchase program and does not participate in the dividend reinvestment program is not entirely clear, we will report any discount you receive under the plan as a distribution to you on Form 1099-DIV. You are urged to consult with your tax advisor regarding the tax treatment to you of receiving a discount on cash investments in shares of our common stock through the plan.

        The shares you receive under the dividend reinvestment plan will have a tax basis equal to the fair market value of the shares on the date the shares were acquired plus your pro rata share of any brokerage fees paid by us. Shares acquired through the stock purchase program under the plan should have a tax basis equal to the amount of the payment plus the pro rata amount of any brokerage commissions paid by us that is includible in your taxable income and the excess, if any, of the fair market value of the shares purchased over the amount of the payment, but only to the extent such excess is treated as a taxable dividend.

        The distributions you receive under the plan will be taxable as dividends to the extent of our current or accumulated earnings and profits. To the extent the distributions are in excess of our current or accumulated earnings and profits, the excess portion will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and to the extent in excess of your tax basis will be taxable as gain realized from the sale of your shares. In addition, if we designate part or all of our distributions as capital gain dividends, those designated amounts will be treated by you as long-term capital gains.

        Your holding period for shares acquired pursuant to either program under the plan will begin on the day following the applicable purchase date. Dividends received by corporate stockholders will not be eligible for the dividends received deduction. You will not realize any taxable income upon receipt of certificates for whole shares credited to your account, either upon your request for certain of those shares or upon termination of participation in the plan.

        You will realize gain or loss upon the sale or exchange of shares acquired under the plan. You will also realize gain or loss upon receipt, following termination of participation in the plan, of a cash payment for any fractional share equivalent credited to your account. The amount of any such gain or loss will be the difference between the amount that you received for the shares or fractional share equivalent and the tax basis thereof.

        If you are a foreign shareholder whose dividends are subject to United States income tax withholding or a domestic shareholder whose dividends are subject to backup withholding taxes, the plan administrator will reinvest an amount equal to the dividend less the amount of any tax required to be withheld. Amounts withheld from dividends will be paid to the United States Treasury and the affected participants will be advised of the amount withheld.

        Based on a series of recent private rulings issued by the IRS, we intend to take the position that administrative expenses of the plan paid by us are not considered to be distributions to participants for federal income tax purposes.

31.   May shares in my account be pledged?

        You may not pledge any of the common stock in your plan account. Any attempted pledge of these shares will be void. If you wish to pledge shares, you must first withdraw them from the plan.

32.   If we issue rights to purchase securities to the holders of common stock, how will the rights on plan shares be handled?

        In the event that we make available to the holders of our common stock rights to purchase additional shares of common stock or any other securities, the plan administrator will sell these rights (if the rights are saleable and detachable from the common stock) accruing to common stock held by the plan administrator for you and invest the proceeds in additional shares of common stock on the next dividend payment date for the common stock. In the event these rights are not saleable or detachable, the plan will hold the rights for your benefit. If you wish to receive directly any of these rights, you may do so by sending to the plan administrator, at least five business days before the rights offering record date, a written request that certificates for shares in your account be sent to you.

        Transaction processing may be curtailed or suspended until the completion of any rights offering.

33.   What happens if we declare a dividend payable in shares or declare a share split?

        Any dividend payable in shares and any additional shares distributed by us in connection with a share split in respect of shares credited to your plan account will be added to that account. Share dividends or split shares which are attributable to shares registered in your own name and not in your plan account will be mailed directly to you as in the case of stockholders not participating in the plan.

        Transaction processing may be curtailed or suspended until the completion of any stock dividend, stock split or similar corporate action.

34.   How will shares held by the plan administrator be voted at meetings of stockholders?

        If you are a record owner, you will receive a proxy card covering both directly held shares and shares held in the plan. If you hold your shares through a broker, bank or other nominee, you should receive a proxy covering shares held in the plan from your broker, bank or other nominee.

        If a proxy is returned properly signed and marked for voting, all of the shares covered by the proxy will be voted as marked. If a proxy is returned properly signed but no voting instructions are given, all of your shares will be voted in accordance with recommendations of our Board of Directors, unless applicable laws require otherwise. If the proxy is not returned, or if it is returned unexecuted or improperly executed, shares registered in your name may be voted only by you and only in person.

35.   What are our responsibilities and those of the plan administrator under the plan?

        We, any of our agents and the plan administrator will not be liable in administering the plan for any act done in good faith or required by applicable law or for any good faith omission to act.

        We, any of our agents and the plan administrator will not have any duties, responsibilities or liabilities other than those expressly set forth in the plan or as imposed by applicable laws, including federal securities laws. Since the plan administrator has assumed all responsibility for administering the plan, we specifically disclaim any responsibility for any of the plan administrator's actions or inactions in connection with the administration of the plan. None of our directors, officers, employees or stockholders will have any personal liability under the plan.

        We, any of our agents and the plan administrator, will be entitled to rely on completed forms and the proof of due authority to participate in the plan, without further responsibility of investigation or inquiry.

36.   What will be my responsibilities under the plan?

        Your plan shares may revert to the state in which you live if the shares are deemed, under your state's laws, to have been abandoned by you. For this reason, you should notify the plan administrator promptly in writing of any change of address. The plan administrator will address account statements and other communications to you at the last address of record you provide to the plan administrator.

        You will have no right to draw checks or drafts against your plan account or to instruct the plan administrator with respect to any common stock or cash held by the plan administrator except as expressly provided herein.

37.   May the plan be changed or discontinued?

        Yes. We may suspend, terminate, or amend the plan at any time. Written notice will be sent to you of any suspension or termination, or of any amendment that significantly alters the plan terms and conditions, as soon as practicable after we take such an action. We will file a copy of each notice with the SEC, if required under applicable federal securities laws. We may also substitute another agent in place of the current plan administrator at any time; you will be promptly informed of any such substitution. We will determine any questions of interpretation arising under the plan and any such determination will be final.

38.   How will we interpret and regulate the plan?

        We will interpret, regulate and take any other action in connection with the plan that we deem reasonably necessary to carry out the plan. We may adopt rules and regulations to facilitate the administration of the plan. As a participant in the plan, you will be bound by any actions taken by us or the plan administrator.

39.   What law governs the plan?

        The terms and conditions of the plan and its operation will be governed by the laws of the State of Delaware.

 PLAN OF DISTRIBUTION

        Except to the extent the plan administrator purchases common stock in the open market or in privately negotiated transactions with third parties, the common stock acquired under the plan will be sold directly by us through the plan. We may sell our common stock to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. These shares, including shares acquired through waivers granted with respect to the stock purchase program of the plan, may be resold in market transactions (including coverage of short positions) on any national security exchange or automated quotation system on which our common stock trade or are quoted, or in privately negotiated transactions. Our common stock is currently listed on the New York Stock Exchange. The difference between the price owners who may be deemed to be underwriters pay us for our common stock acquired under the plan and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by these owners in connection with such transactions.

        Subject to the availability of common stock registered for issuance under the plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends.

        Except with respect to sales of common stock relating to reinvested dividends, we will pay any and all brokerage commissions and related expenses incurred in connection with purchases of common stock under the plan. Upon your withdrawal from the plan by the sale of common stock held under the plan, you will receive the proceeds of such sale less a $15 service fee per transaction and a $0.10 per share sales commission to the plan administrator and any other applicable fees.

        Common stock may not be available under the plan in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any common stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL MATTERS

        The validity of the common stock offered by means of this prospectus supplement and certain U.S. federal income tax matters have been passed upon for us by Hogan & Hartson L.L.P.

EXPERTS

        The consolidated financial statements of CapitalSource Inc. appearing in CapitalSource Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of CapitalSource Inc.'s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The financial statements of the Fremont Retail Deposit Division and Significant Assets, a carve-out business of Fremont Investment & Loan, an indirect wholly owned subsidiary of Fremont General Corporation, at December 31, 2007 and for the year then ended appearing in CapitalSource Inc.'s Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on October 7, 2008, have been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP ("Squar Milner"), an independent registered public accounting firm. The financial statements described in the preceding sentence and the report thereon by Squar Milner are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-31753). These documents contain important information about us:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2007;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30, 2008;

  •
  our Current Reports on Form 8-K filed with the SEC on January 29, 2008, February 14, 2008, March 14, 2008, March 21, 2008, April 17, 2008, May 1, 2008, May 6, 2008, June 18, 2008, June 23, 2008, June 27, 2008, July 28, 2008, as amended on July 30, 2008 and as further amended on October 7, 2008, August 5, 2008, August 28, 2008 and October 24, 2008 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 25, 2003, as amended by our Registration Statement on Form 8-A/A filed with the SEC on May 22, 2006, including any amendment or reports filed for the purpose of updating such description.

        We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13 (c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those "furnished" pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information "furnished" to the SEC) from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

        For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

 APPENDIX

  DIVIDEND REINVESTMENT

ACTION	DEADLINE
Initial enrollment	Available anytime. Dividend reinvestment will begin with the dividend payable after the first record date following your initial investment in the plan.
To change dividend reinvestment options for a particular dividend, the plan administrator must receive written notice any change	On or before the record date for that dividend.

  INITIAL AND OPTIONAL CASH INVESTMENTS OF $20,000 OR LESS

ACTION	DEADLINE
Initial enrollment	Available anytime.
Receipt of funds by plan administrator for initial and optional cash investments of $20,000 or less for a particular month	On or before the twentieth day of the month, or the prior business day if that day is not a business day.
Requests for refunds or changes to orders	Permissible if made on or before the twentieth day of the month, or the prior business day if that day is not a business day.
Automatic deductions from bank accounts	Allow 4-6 weeks for first investment to be initiated; Funds will be withdrawn on the twentieth day of each month, or the prior business day if that day is not a business day.

  OPTIONAL CASH INVESTMENTS IN EXCESS OF $20,000

ACTION	DEADLINE
Obtain information on Waiver Requests for a particular month by telephoning CapitalSource Investor Relations. The following information will be available:	First business day of month.
• Whether CapitalSource is accepting waivers for the month
• Date the Pricing Period begins
• Number of days in Pricing Period
• Whether Minimum Price Threshold will be set
• Waiver discount, if any
• Whether Pricing Period Extension Feature will be activated

Submission of waiver requests to CapitalSource	No later than 5:00 PM Eastern time on the third business day before the first day of the relevant Pricing Period.
Approval or denial of waiver request by CapitalSource	On or before the second business day before the first day of the relevant Pricing Period.
Receipt of funds by plan administrator for optional cash investments in excess of $20,000	No later than 3:00 PM Eastern time on the business day before the first day of the relevant Pricing Period.
Return of Unsubscribed Funds	Within five business days after the last day of the Pricing Period, or if applicable, the extended Pricing Period.

  CLOSING PLAN ACCOUNT

ACTION	DEADLINE
To terminate your participation and close your plan account, the plan administrator must receive a request	On or before the third business day prior to the payment date for a particular dividend, or your dividend will be reinvested for that period.

PROSPECTUS

Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units

        We may offer the securities listed above, including units consisting of any two or more of such securities, from time to time. In addition, this prospectus may be used to offer securities for the account of other persons.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in one or more supplements to this prospectus, one or more post-effective amendments to the registration statement of which this prospectus is a part or in documents incorporated by reference into this prospectus. You should read both this prospectus and the applicable prospectus supplement before you invest in these securities.

        We or any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        Our common stock is listed on the New York Stock Exchange under the symbol "CSE."

        Investing in our securities involves risks. See "Risk Factors" on page 4 and, if applicable, any risk factors described in any accompanying prospectus supplement or in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2008.

        You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, in accordance with General Instruction I.D. of Form S-3, using a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf process, we may, from time to time, sell the offered securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus.

        This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Available Information" below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        References in this prospectus to "CapitalSource," "we," "us" and "our" are to CapitalSource Inc. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depositary shares, purchase contracts, units and warrants collectively as "offered securities."

AVAILABLE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol "CSE," those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC's Public Reference Room 100 F Street, N.E. Washington, D.C. 20549
The New York Stock Exchange 20 Broad Street New York, New York 10005
On-line information, free of charge	SEC's Internet website at www.sec.gov
Information about the SEC's Public Reference Room	Call the SEC at 1-800-SEC-0330

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the offered securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our Internet website, www.capitalsource.com, under "Investor Relations—SEC Filings." You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
(800) 370-9431
Attn: Investor Relations
Internet Website: www.capitalsource.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT
CONSTITUTE A PART OF THIS PROSPECTUS.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-31753). These documents contain important information about us:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2007;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008;

  •
  our Current Reports on Form 8-K filed with the SEC on January 29, 2008, February 14, 2008, March 14, 2008, March 21, 2008, April 17, 2008, May 1, 2008, May 6, 2008, June 18, 2008, June 23, 2008, June 27, 2008, July 28, 2008, as amended on July 30, 2008 and as further amended on October 7, 2008, August 5, 2008, August 28, 2008 and October 24, 2008 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 25, 2003, as amended by our Registration Statement on Form 8-A/A filed with the SEC on May 22, 2006, including any amendment or reports filed for the purpose of updating such description.

        We also incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than those "furnished" pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information "furnished" to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

        For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

 RISK FACTORS

        Investing in our securities involves risks. We urge you to carefully consider the risk factors described in our SEC filings that are incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of our securities before making an investment decision. Additional risks, including those that relate to any particular securities we offer, may be included in the applicable prospectus supplement or free writing prospectus which we have authorized, or which may be incorporated by reference into this prospectus or such prospectus supplement. These risks could adversely affect our business, financial condition, results of operations or prospects and could cause the market or trading price of our securities to decline.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this prospectus and the documents incorporated by reference in this prospectus that are not clearly historical in nature are forward-looking, and the words "may," "will," "should," "expects," "plans," "anticipates," "assumes," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other similar expressions, are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors. The sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and "Business" in our disclosures included or incorporated by reference into this prospectus discuss some of the factors that could contribute to these differences.

        All forward-looking statements included in this prospectus and the documents incorporated by reference are based on information available at the time the statements are made. We undertake no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking information should be read in conjunction with our consolidated financial statements and related notes incorporated by reference into this prospectus.

ABOUT CAPITALSOURCE INC.

        Our principal executive office is located at 4445 Willard Avenue, 12th floor, Chevy Chase, Maryland 20815, and our telephone number is (301) 841-2700. We maintain a website at www.capitalsource.com on which we post all reports we file with the SEC under Section 13(a) of the Exchange Act. We also post on this site our key corporate governance documents, including our board committee charters, our ethics policy and our principles of corporate governance.

USE OF PROCEEDS

        Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes, which may include repayment of indebtedness or acquisitions. We will not receive proceeds from sales of securities by selling securityholders except as may otherwise be stated in an applicable prospectus supplement.

 DESCRIPTION OF DEBT SECURITIES

        We may issue, from time to time, debt securities in one or more series that may consist of either senior debt securities or subordinated debt securities. We will issue these securities under one or more indentures that will be subject to and governed by the Trust Indenture Act of 1939, as amended.

        The applicable indenture and prospectus supplement for any series of debt securities that we issue will describe the specific terms of the offered debt securities, which may include some or all of the following:

  •
  the title;

  •
  the classification as senior securities or subordinated securities;

  •
  the aggregate principal amount and denomination;

  •
  whether the debt securities are guaranteed by subsidiary guarantors or otherwise and the terms, if any, applicable to the subsidiary or other guarantees;

  •
  the percentage of the principal amount that will be issued and, if other than the principal amount, the portion of the principal amount payable upon declaration of acceleration of the maturity;

  •
  conversion or exchange provisions, if any, including conversion or exchange prices or rates, if any;

  •
  the date or dates, or the method for determining such date or dates, on which the principal is payable;

  •
  interest rates (whether fixed or variable), the method and manner in which interest rates will be determined, if applicable, and the dates from which interest will accrue and when interest is payable;

  •
  the place or places where and the manner in which the principal, premium or interest will be payable and where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

  •
  our rights or obligations to redeem or repurchase the debt securities, at our option or at the option of the holder, including sinking fund or partial redemption payments;

  •
  the currency or currencies in which the debt securities are denominated and payable;

  •
  the terms applicable to any debt securities issued at a discount from their stated principal amount;

  •
  the terms, if any, pursuant to which any debt securities and any subsidiary guarantees will be subordinate to any of our other debt;

  •
  whether the amount of payments of principal or interest may be determined by reference to an index, formula or other method and the manner in which such amounts shall be determined;

  •
  any applicable covenants, including covenants that provide debt holders with protection with respect to our operations, financial condition or certain transactions;

  •
  whether such debt securities will be issued in the form of one or more global securities or in certificated or book-entry form;

  •
  the applicability and terms, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

  •
  any applicable events of default and remedies holders of our debt securities may have upon the occurrence of an event of default;

  •
  the terms restricting, or otherwise applicable to, our ability to merge or consolidate with, or sell or transfer all or substantially all of our assets to, another entity;

  •
  the terms specifying whether and how the applicable indenture may be modified or amended with or without the consent of the holders of the debt securities; and

  •
  any other terms of the debt securities.

        The applicable prospectus supplement will set forth material U.S. federal income tax consequences for holders of any debt securities and the securities or quotation system on which any the debt securities are listed or quoted, if any. The debt securities may provide for less than the entire principal amount to be payable upon acceleration of maturity. We refer to such debt securities as the "original issue discount" securities. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        The descriptions of any indentures in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the debt securities. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of debt securities and will be available as described under the heading "Available Information" on page 1.

 DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock and provisions of our Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, referred to as our "certificate of incorporation" and "bylaws," respectively, are summaries and are qualified by reference to the terms of these documents. Our authorized capital stock consists of 1.2 billion shares of common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share.

Common Stock

        As of October 15, 2008, there were 276,449,325 shares of common stock outstanding. Our common stock is listed on The New York Stock Exchange under the symbol "CSE."

Transfer Agent

        American Stock Transfer & Trust Company serves as transfer agent for shares of our common stock.

Delaware Law and Certain Charter and Bylaw Provisions

        We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with "interested" shareholders for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A "business combination" includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. Subject to exceptions, an "interested" shareholder is a person who, alone or together with his affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock.

        Our certificate of incorporation and bylaws provide that:

  •
  the board of directors be divided into three classes, with staggered three-year terms;

  •
  directors may be removed only for cause and only by the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors voting together as a single class; and

  •
  any vacancy on the board of directors, however the vacancy occurs, including a vacancy due to an enlargement of the board, may only be filled by the affirmative vote of a majority the directors then in office.

        The classification of our board of directors and the limitations on removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from, acquiring us.

        Our bylaws also provide that:

  •
  any action required or permitted to be taken by the shareholders at an annual meeting or special meeting of shareholders may only be taken if it is properly brought before such meeting; and

  •
  special meetings of the shareholders may be called by our board of directors, the chairman of our board of directors, our Chief Executive Officer or our President and shall be called by our Secretary at the written request of at least 10% in voting power of all capital stock outstanding and entitled to cast votes at the meeting.

        Our bylaws provide that, in order for any shareholder business (other than shareholder nominations of directors) to be considered "properly brought" before a meeting, a shareholder must comply with requirements regarding advance notice to us. For business to be properly brought before a meeting by a shareholder, it must be a proper matter for shareholder action under the Delaware General Corporation Law, the shareholder must have given timely notice thereof in writing to our Secretary, and the notice must comply with the procedures set forth in our bylaws. Except for shareholder proposals submitted in accordance with the federal proxy rules as to which the requirements specified therein shall control, a shareholder's notice, to be timely, must be delivered to or mailed and received at our principal executive offices, not less than 120 calendar days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year's annual meeting in the case of an annual meeting, and not less than 60 calendar days prior to the meeting in the case of a special meeting; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for the special meeting, then a shareholder's notice will be timely if it is received at our principal executive offices within 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

        Our bylaws also provide that subject to the rights of holders of any class or series of capital stock then outstanding, nominations for the election or re-election of directors at a meeting of the shareholders may be made by any shareholder entitled to vote in the election of directors generally who complies with the procedures set forth in our bylaws and who is a shareholder of record at the time notice is delivered to our Secretary. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election or re-election as directors at an annual meeting only if timely notice of such shareholder's intent to make such nomination or nominations has been given in writing to our Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 calendar days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year's annual meeting in the case of an annual meeting, and not less than 60 calendar days prior to the meeting in the case of a special meeting; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for the special meeting, then a shareholder's notice will be timely if it is received at our principal executive offices within 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

        The purpose of requiring shareholders to give us advance notice of nominations and other shareholder business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our bylaws do not give our board of directors any power to disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders. These provisions could also delay shareholder actions which are favored by the holders of a majority of our outstanding voting securities until the next shareholders' meeting.

        Delaware corporate law provides generally that the affirmative vote of a majority of the shares entitled to vote on such matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws requires a greater percentage. Our certificate of incorporation permits our board of directors to amend or repeal most provisions of our bylaws by majority vote but requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of our capital stock entitled to vote to amend or repeal certain provisions of our bylaws. Generally, our certificate of incorporation may be amended by holders of a majority of the voting power of the then outstanding shares of our capital stock entitled to vote. No amendment of the provision of our certificate of incorporation providing for the division of our board of directors into three classes with staggered three-year terms may be approved absent the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock entitled to vote. The shareholder vote with respect to an amendment of our certificate of incorporation or bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series preferred stock that might be outstanding at the time any such amendments are submitted to shareholders.

Limitation of Liability and Indemnification of Officers and Directors

        Our bylaws provide indemnification, including advancement of expenses, to the fullest extent permitted under applicable law to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director or officer of CapitalSource, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. In addition, our certificate of incorporation provides that our directors will not be personally liable to us or our shareholders for monetary damages for breaches of their fiduciary duty as directors, except in cases of (i) breach of the directors' duty of loyalty to us or our shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) violations of Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit. This provision does not limit or eliminate our rights or the rights of any shareholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, this provision does not limit the directors' responsibilities under Delaware law or any other laws, such as the federal securities laws. We have obtained insurance that insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers. We also have entered into indemnification agreements with our directors and executive officers.

Shareholder Registration Rights

  Generally

        Certain of our existing shareholders, including members of our management, are entitled to certain rights with respect to the registration of such shares under the Securities Act pursuant to an Amended and Restated Registration Rights Agreement that we entered into with certain of our existing shareholders in connection with the closing of our August 2002 recapitalization transaction. All of these shares currently are tradable, subject to compliance with the volume and manner of sale provisions of Rule 144 under the Securities Act, and any shares registered pursuant to the agreement would become freely tradable without restriction under the Securities Act. Our existing shareholders, by exercising their registration rights, could cause a large number of shares of our common stock to be registered and publicly sold, which could cause the market price of shares of our common stock to decline significantly.

  S-3 Demand Registration Rights

        Under the terms of our Amended and Restated Registration Rights Agreement, so long as we remain eligible to register securities by means of a registration statement on Form S-3, holders of our registrable shares have the right, subject to certain limitations, to demand the registration of their shares of common stock provided that the aggregate market value of the shares of common stock to be registered equals at least $10 million. We expect to satisfy any exercises of these rights through preparation of a prospectus supplement to this prospectus.

  Piggyback Rights

        Subject to the exceptions and limitations set forth in the Amended and Restated Registration Rights Agreement, the holders of registrable securities under that agreement have unlimited piggyback registration rights until August 12, 2009.

Preferred Stock

        Our board of directors is authorized, without further vote or action by the shareholders, to issue from time to time up to an aggregate of 50 million shares of preferred stock in one or more series. As of the date of this prospectus, there are no shares of preferred stock outstanding. Each series of preferred stock shall have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, but are not limited to, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. We will distribute a supplement to this prospectus relating to any series of preferred stock we may offer. The prospectus supplement will describe the specific terms of the particular series of preferred stock offered.

        Our board of directors has the authority to issue preferred stock and to determine its rights and preferences in order to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of our common stock, and could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, a majority of our outstanding voting stock.

 DESCRIPTION OF DEPOSITARY SHARES

        We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. As of the date of this prospectus, there are no depositary shares outstanding.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

        We will distribute a prospectus supplement relating to any depositary shares that we may offer. The prospectus supplement will describe specific terms relating to the offering, including a description of the depositary shares and any applicable deposit agreement. These terms will include some or all of the following:

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  terms, procedures and limitations under which holders of depositary shares will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale, or who will be entitled to give instructions for the exercise of voting rights at a meeting at which holders of preferred stock are entitled to vote or to receive notice of such a meeting or of a redemption or conversion;

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  terms relating to the procedure for receiving notice of, and voting at, any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote;

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  terms relating to amendment and termination of the applicable deposit agreement;

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  terms relating to the resignation of the depositary and the appointment of a successor depositary;

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  terms setting forth our obligation, if any, to pay the charges of the depositary;

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  a discussion of provisions relating to our and the depositary's obligations and liabilities under the deposit agreement;

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  a discussion of material federal income tax considerations, if applicable; and

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  any other terms of the depositary shares, including terms, procedures and limitations relating to the transferability, conversion, exchange, exercise, surrender or redemption of the depositary shares.

        The description of certain provisions of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading "Available Information" on page 1.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. As of the date of this prospectus, there are no warrants outstanding.

        We will distribute a prospectus supplement relating to any warrants that we may offer. The prospectus supplement will describe specific terms relating to the offering, including a description of any other securities being offered together with the warrants. These terms will include some or all of the following:

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  the title of the warrants;

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  the aggregate number of warrants;

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  the price or prices at which the warrants will be issued;

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  terms relating to the currency or currencies, in which the prices of the warrants may be payable;

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  the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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  the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

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  the dates or periods during which the warrants are exercisable;

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  the designation and terms of any securities with which the warrants are issued as a unit;

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  if the warrants are issued as a unit with another security, the date on which the warrants and the other security will be separately transferable;

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  if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

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  any minimum or maximum amount of warrants that may be exercised at any one time; any terms relating to the modification of the warrants;

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  a discussion of material federal income tax considerations, if applicable;

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  any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

        Warrants issued for securities other than our debt securities, common stock or preferred stock will not be exercisable until at least one year from the date of sale of the warrant.

        The applicable prospectus supplement will describe the specific terms of any warrant units.

        The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading "Available Information" on page 1.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of debt securities, shares of our common stock or preferred stock, depositary shares or warrants at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, which may or may not be unsecured. As of the date of this prospectus, there are no purchase contracts outstanding.

        The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

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  the stated amount a holder will be obligated to pay in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants or the formula to determine such amount.

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  the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

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  the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

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  the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events.

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  whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations or government securities.

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  the terms of any pledge arrangement relating to any underlying securities.

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  the amount and terms of the contract fee, if any, that may be payable. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

        The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the purchase contracts. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of purchase contracts or purchase contract units and will be available as described under the heading "Available Information" on page 1.

 DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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  a description of the terms of any unit agreement governing the units;

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  a description of the provisions for the payment, settlement, transfer or exchange of the units;

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  a discussion of material federal income tax considerations, if applicable; and

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  whether the units will be issued in fully registered or global form.

        The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading "Available Information" on page 1.

BOOK-ENTRY SECURITIES

        The securities offered by means of this prospectus and any related prospectus supplement may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities may not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Hogan & Hartson LLP, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements of CapitalSource Inc. appearing in CapitalSource Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of CapitalSource Inc.'s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The financial statements of the Fremont Retail Deposit Division and Significant Assets, a carve-out business of Fremont Investment & Loan, an indirect wholly owned subsidiary of Fremont General Corporation, at December 31, 2007 and for the year then ended appearing in CapitalSource Inc.'s Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on October 7, 2008, have been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP ("Squar Milner"), an independent registered public accounting firm. The financial statements described in the preceding sentence and the report thereon by Squar Milner are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

54,810,204 Shares of Common Stock

offered to stockholders
and other interested investors
solely in connection with the

DIVIDEND REINVESTMENT
AND STOCK PURCHASE PLAN

PROSPECTUS SUPPLEMENT

OCTOBER 31, 2008

QuickLinks

CALCULATION OF REGISTRATION FEE
DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN 54,810,204 Shares of Common Stock

ABOUT THIS PROSPECTUS SUPPLEMENT
ABOUT CAPITALSOURCE INC.
USE OF PROCEEDS
INFORMATION ABOUT THE PLAN
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
APPENDIX

ABOUT THIS PROSPECTUS
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RISK FACTORS
FORWARD-LOOKING STATEMENTS
ABOUT CAPITALSOURCE INC.
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF UNITS
BOOK-ENTRY SECURITIES
LEGAL MATTERS
EXPERTS